                      FIFTH AMENDMENT TO CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 8, 2000 (this "Agreement"), is by and among BWAY CORPORATION, a Delaware corporation
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("BWAY"), MILTON CAN COMPANY, INC., a Delaware corporation ("Milton"), and BWAY
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MANUFACTURING, INC., a Delaware Corporation formerly named Brockway Standard (New Jersey), Inc. ("BWAY Mfg."), the Lenders parties to the Credit Agreement
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referred to below (the "Lenders"), BANKERS TRUST COMPANY, as Administrative
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Agent and Syndication Agent, and BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), successor to NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent.

                                   RECITALS:

     WHEREAS, BWAY, Milton, BWAY Mfg., the Agents and the Lenders are parties to that certain Credit Agreement dated as of June 17, 1996, as amended by the Master Assignment and Consent Agreement and First Amendment to Credit Agreement dated as of August 15, 1996, the Second Amendment to Credit Agreement dated as of October 15, 1997, the Third Amendment to Credit Agreement dated as of November 2, 1998 and the Fourth Amendment to Credit Agreement dated as of December 16, 1999 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"); and
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     WHEREAS, BWAY and the Borrowers have requested the Agents and the Lenders to amend the Credit Agreement in certain respects as set forth herein and the Agents and the Lenders are agreeable to the same, subject to the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS.  Unless otherwise defined herein, all capitalized
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terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.  The Credit Agreement is, as of
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the Effective Date (as defined below), hereby amended as follows:

          (a)  Section 2.8(a) of the Credit Agreement is hereby amended by
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deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

                                                  Applicable Prime
          Leverage Ratio                            Rate Margin
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          3.00:1.00 and lower                          0.50%
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          *3.00:1.00; ** 3.50:1.00                    0.625%
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          *3.50:1.00; ** 4.00:1.00                     1.00%
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          *4.00:1.00; ** 4.25:1.00                     1.50%
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          *4.25:1.00                                   2.00%
          ---------------------------------------------------------

*  greater than
** less than or equals to

          (b) Section 2.8(b) of the Credit Agreement is hereby amended by
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deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

          -----------------------------------------------------
                                          Applicable Eurodollar
               Leverage Ratio                 Rate Margin
          -----------------------------------------------------
          2.00:1.00 and lower                     1.125%
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          *2.00:1.00;** 2.50:1.00                  1.25%
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          *2.50:1.00;** 3.00:1.00                 1.375%
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          *3.00:1.00;** 3.50:1.00                 1.625%
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          *3.50:1.00;** 4.00:1.00                  2.00%
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          *4.00:1.00;** 4.25:1.00                  2.50%
          -----------------------------------------------------
          *4.25:1.00                               3.00%
          -----------------------------------------------------

          (c) Section 5.3.2 of the Credit Agreement is hereby amended by
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deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

*  greater than
** less than or equals to

                                                           Interest
                         "Fiscal Quarter                 Coverage Ratio
                          --------------                 --------------

          Fiscal Quarters ending on or prior to
          June 30, 1998                                        2.75:1.00

          Fiscal Quarters ending on September 27,
          1998 through June 30, 1999                           2.50:1.00

          Fiscal Quarter ending on September 30, 1999          2.75:1.00

          Fiscal Quarters ending on December 31,
          1999 through June 30, 2000                           2.25:1.00

          Fiscal Quarters ending on September
          30, 2000 through March 31, 2001                      2.25:1.00

          Fiscal Quarter ending on June 30, 2001               2.50:1.00

          All Fiscal Quarters ending after June 30, 2001       2.75:1.00"


     SECTION 3.   WAIVER. The Lenders and the Agents hereby waive any breach of
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the Credit Agreement by BWAY and the Borrowers resulting from their failure to comply with Section 5.3.2 of the Credit Agreement as in effect prior to giving
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effect to this Agreement for the Fiscal Quarter ending on or about September 30, 2000, provided that BWAY and the Borrowers shall comply with Section 5.3.2 of
                                                             -------------
the Credit Agreement as amended by this Agreement.

     SECTION 4.  AMENDMENT FEE.  In consideration of the execution of this
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Agreement by the Agents and the required Lenders, the Borrowers hereby agree to pay each Lender which executes this Agreement on or prior to November 8, 2000 a fee (the "Amendment Fee") in an amount equal to such Lender's Revolving Loan
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Commitment multiplied by 0.20%.

     SECTION 5.  CHANGES IN INTEREST RATES AND FEES.  BWAY, the Borrowers, the
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Lenders and the Agents acknowledge and agree that any increases in any interest rates or fees resulting from the effectiveness of this Agreement shall be effective as of the Effective Date.

     SECTION 6.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT.  This
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Agreement shall become effective upon the date (the "Effective Date") each of
                                                     --------------
the following conditions have been satisfied:

          (a)   Execution and Delivery.  BWAY, the Borrowers, the Agents and the
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Required Lenders shall have executed and delivered this Agreement.

          (b)   No Defaults.  No Unmatured Event of Default or Event of Default
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under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

          (c)   Representations and Warranties.  The representations and
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warranties of BWAY and the Borrowers contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

          (d)   Payment of Amendment Fee.  The Borrowers shall have paid in full
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to the Administrative Agent, for ratable distribution to those Lenders that have signed this Agreement on or prior to November 8, 2000, an amount equal to the Amendment Fee, and any other separately agreed upon fees.

          (e)   Reaffirmation of Guaranty.  Each Guarantor Subsidiary shall have
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executed and delivered a Reaffiramation of Guaranty in the form attached hereto as Exhibit A.
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     SECTION 7. REPRESENTATIONS AND WARRANTIES.
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          (a) BWAY and each Borrower represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and
(iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          (b) BWAY and each Borrower represents and warrants that the following statements are true and correct, in each case after giving effect to this
Agreement:

              (i) The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

              (ii) No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or an Unmatured Event of Default.

              (iii) The execution, delivery and performance of this Agreement by each of BWAY and each Borrower do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

              (iv) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

     SECTION 8.  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.
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          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the
                      -------------------
Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 9.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
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counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND BE
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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 11.  HEADINGS.  Section headings in this Agreement are included
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herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 12.  FEES AND EXPENSES.  The Borrowers hereby acknowledge that all
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costs, fees and expenses as described in Section 11.4 of the Credit Agreement
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incurred by the Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

BWAY CORPORATION                                    BWAY MANUFACTURING, INC.


By: /s/ Blair G. Schlossberg                         By: /s/ Blair G. Schlossberg
   -------------------------------------------          -------------------------------------------
Name:   Blair G. Schlossberg                         Name:   Blair G. Schlossberg
     -----------------------------------------             ----------------------------------------
Title:  VP Admin., Gen'l Counsel and Secretary       Title:  VP Admin., Gen'l Counsel and Secretary
      ----------------------------------------             ----------------------------------------



MILTON CAN COMPANY, INC.


By: /s/ Blair G. Schlossberg
   -------------------------------------------
Name:   Blair G. Schlossberg
     -----------------------------------------
Title:  VP Admin., Gen'l Counsel and Secretary
      ----------------------------------------


                      Fifth Amendment to Credit Agreement

                                    BANKERS TRUST COMPANY,
                                    individually and as Administrative Agent,
                                    Syndication Agent and Facing Agent

                                    By: /s/ Robert R. Telesca
                                       -------------------------------------
                                    Name:   Robert R. Telesca
                                         -----------------------------------
                                    Title:  Assistant Vice President
                                          ----------------------------------


                      Fifth Amendment to Credit Agreement

                                    BANK OF AMERICA, N.A. (formerly NationsBank,
                                    N.A.), successor to NATIONSBANK, N.A.
                                    (SOUTH), individually and as Documentation
                                    Agent and Paying Agent

                                    By: /s/ Ameet A. Tijoriwala
                                       ---------------------------------------
                                    Name:   Ameet A. Tijoriwala
                                         -------------------------------------
                                    Title:  Vice President
                                          ------------------------------------

                      Fifth Amendment to Credit Agreement

                                    HARRIS TRUST AND SAVINGS BANK,
                                    individually and as Co-Agent

                                    By: /s/ Michael J. Johnson
                                       --------------------------
                                    Name:   Michael J. Johnson
                                         ------------------------
                                    Title:  Vice President
                                          -----------------------

                      Fifth Amendment to Credit Agreement

                                    FIRST UNION, formerly
                                    CORESTATES BANK, N.A.


                                    By: /s/ Michael J. Romano
                                       -----------------------------
                                    Name:   Michael J. Romano
                                         ---------------------------
                                    Title:  Assistant Vice President
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                    THE BANK OF NOVA SCOTIA

                                    By: /s/ William E. Zarrett
                                       -----------------------------
                                    Name:   William E. Zarrett
                                         ---------------------------
                                    Title:  Managing Director
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By: /s/ Dominic J. Pellicciotti
                                       -----------------------------
                                    Name:   Dominic J. Pellicciotti
                                         ---------------------------
                                    Title:  Assistant Vice President
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                    WACHOVIA BANK, N.A.

                                    By: /s/ Richard E.S. Bowen
                                       ----------------------------------
                                    Name:   Richard E.S. Bowen
                                          -------------------------------
                                    Title:  Vice President
                                          -------------------------------

                      Fifth Amendment to Credit Agreement

                                    NATIONAL CITY BANK OF
                                    KENTUCKY

                                    By: /s/ Kevin L. Anderson
                                       -----------------------------
                                    Name:   Kevin L. Anderson
                                         ---------------------------
                                    Title:  Vice President
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                    SUNTRUST BANK, ATLANTA,
                                    individually and as Co-Agent

                                    By: /s/ J. Christopher Deisley
                                       -----------------------------
                                    Name:   J. Christopher Deisley
                                         ---------------------------
                                    Title:  Managing Director
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                    THE BANK OF NEW YORK

                                    By: /s/ David C. Siegel
                                       -----------------------------
                                    Name:   David C. Siegel
                                         ---------------------------
                                    Title:  Vice President
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                    BANK OF TOKYO-MITSUBISHI LIMITED

                                    By: /s/ R. Glass
                                       -----------------------------
                                    Name:   R. Glass
                                         ---------------------------
                                    Title:  Vice President
                                          --------------------------

                      Fifth Amendment to Credit Agreement

                                   EXHIBIT A

                           REAFFIRMATION OF GUARANTY
                           -------------------------

          Each of the undersigned acknowledges receipt of the Credit Agreement dated as of June 17, 1996, as amended by the Master Assignment and Consent Agreement and First Amendment to Credit Agreement dated as of August 15, 1996, the Second Amendment to Credit Agreement dated as of October 15, 1997, the Third Amendment to Credit Agreement dated as of November 2, 1998, the Fourth Amendment to Credit Agreement dated as of December 16, 1999 and the Fifth Amendment to Credit Agreement dated as of November 8, 2000 (as so amended, the "Credit
                                                                   ------
Agreement"), by and among BWAY Corporation, a Delaware corporation, Milton Can
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Company, Inc., a Delaware corporation, BWAY Manufacturing, Inc., a Delaware Corporation,, Armstrong Containers, Inc., a Delaware Corporation, Brockway Standard (Canada), Inc., an Ontario Corporation and BWAY Foreign Sales Corporation, a Barbados Corporation, Bankers Trust Company, as Administrative Agent and Syndication Agent, Bank of America, N.A. (formerly NationsBank, N.A.), successor to NationsBank, N.A. (South), as Documentation Agent and Paying Agent, and the financial institutions party thereto as lenders, and each of the undersigned consents to the Credit Agreement (as so amended) and each of the amendments, consents and waivers referenced therein, and hereby reaffirms its obligations under the Subsidiary Guaranty (as such term is defined in the Credit Agreement) executed by the undersigned.

Dated as of November 8, 2000

ARMSTRONG CONTAINERS, INC.

By: /s/ Blair G. Schlossberg
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Name:   Blair G. Schlossberg
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Title:  VP Admin., General Counsel and Secretary
      ------------------------------------------